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                                                                     EXHIBIT 12

                      NATIONWIDE HEALTH PROPERTIES, INC.
                      STATEMENT REGARDING COMPUTATION OF
                      RATIO OF EARNINGS TO FIXED CHARGES
                         (IN THOUSANDS, EXCEPT RATIOS)

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
                                                                    NINE
                                YEAR ENDED DECEMBER 31,         MONTHS ENDED
                        --------------------------------------- SEPTEMBER 30,
                         1990    1991    1992    1993    1994       1995
                        ------- ------- ------- ------- ------- -------------
Ratio                      4.03    5.44    4.64    7.63    5.52       4.57
Pretax income from
 continuing operations  $17,108 $21,541 $29,681 $40,996 $44,813    $37,544
Interest                  5,640   4,849   8,162   6,186   9,921     10,525
                        ------- ------- ------- ------- -------    -------
"Earnings"              $22,748 $26,390 $37,843 $47,182 $54,734    $48,069
                        ======= ======= ======= ======= =======    =======
"Fixed charges"         $ 5,640 $ 4,849 $ 8,162 $ 6,186 $ 9,921    $10,525
                        ======= ======= ======= ======= =======    =======
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